HARSCO
Insight onsite.™







HARSCO

WE HELP BUILD THE WORLD

Advisory Vote on Named Executive Officer Compensation

Camp Hill, Pennsylvania ■ April 11, 2012

Explanatory Note

HARSCO
Insight onsite.

The following presentation was prepared by Harsco Corporation (the "Company") on behalf of its Board of Directors (the "Board") for use by those employees of the Company authorized to communicate with the media and stockholders of the Company pursuant to its internal policies. The directors may have an interest in the Company's proposals regarding director elections and the approval of named executive officer compensation to be presented at the 2012 Annual Meeting of Stockholders. The Company's security holders should read the Company's 2012 definitive proxy statement for its 2012 Annual Meeting of Stockholders because it contains important information. Security holders may obtain the Company's 2012 definitive proxy statement and 2011 Annual Report for free at www.harsco.com. This document may be deemed "soliciting material" within the meaning of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended.

The Purpose of This Communication

HARSCO
Insight onsite.

- Harsco Corporation would like to bring to its stockholders' attention a disagreement between the Company and Glass Lewis & Co., or Glass Lewis, with respect to Glass Lewis's proxy analysis and vote recommendation dated April 2, 2012 (the "Analysis"), regarding proposals to be voted on at the Company's 2012 Annual Meeting of Stockholders on April 24, 2012
- In its Analysis, Glass Lewis recommends a vote "against" the Company's Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation, or Say-on-Pay proposal) and a "withhold" vote for two directors serving on our Compensation Committee, asserting a disconnect between Company performance and the compensation of the Company's former CEO
- The Company disagrees with Glass Lewis's Analysis, since it is calculated based on award values determined by the grant-date fair value of the awards. In order to determine whether pay for performance exists, awards should be considered based on actual payout, which will be at varying levels based on the level of achievement of performance goals and stock price performance after the grant date
- Glass Lewis cites other reasons for its "against" recommendation, with which we also disagree. Actual data shows that our compensation programs and philosophy are based on pay-for-performance. While we have also taken reasonable steps to retain the executives who we believe are key to the turnaround of our Company, we have kept the level of total direct compensation opportunities near market medians.
- For the reasons set forth herein, we believe Glass Lewis's recommendation is based on inaccurate analysis and WE URGE YOU TO VOTE "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AND "FOR" THE ELECTION OF ALL DIRECTORS

Other Proxy Advisory Services Recommend a "FOR" vote on NEO Compensation

HARSCO
Insight onsite.

Advisory Firm	Recommendation on Proposal 3	Comments
ISS	Yes	Noted that overall, ISS's quantitative and qualitative analysis indicates reasonable alignment of CEO pay and company performance at this time.
Egan-Jones	Yes	Believe that the Company's compensation policies and procedures are centered on a competitive pay-for-performance culture, strongly aligned with the long-term interest of our shareholders and necessary to attract and retain experienced, highly qualified executives critical to the Company's long-term success and the enhancement of shareholder value
Glass Lewis	No	A questionable analysis led to a negative recommendation by Glass Lewis on Proposal 3

Harsco Pay and Performance are Aligned

HARSCO
Insight onsite.

- **We disagree that there is a disconnect between pay and performance:**
  - Glass Lewis determines executive pay based on grant date fair values of equity awards, when in connection with pay-for-performance determinations, those awards should be valued at varying levels based on the actual level of achievement of performance goals and stock price performance after the grant date
- **Our target long-term incentive plan award values are set at median levels based on our survey and peer group data, which are provided by our outside consultants, Pearl Meyer & Partners and Towers Watson:**
  - Glass Lewis has instead attempted to assemble its own peer group for the Company that shows target pay for our former CEO and for our NEO group higher than median. However, Glass Lewis provides no insight as to the composition of their peer group, and this Glass Lewis peer group produces results that differ from the results produced by ISS's peer group or from our survey data and peer group, all of which show our target compensation levels to be relatively close to median levels
- **We aim to set pay opportunities near median levels, and believe this is justified -- indeed, critical -- to attract and retain quality executives**
- **The pay executives will realize from performance-based award opportunities depends on performance, and while performance has fallen short of our expectations in recent years, so too has the realizable compensation of executives**

Executive Pay is Commensurate with Performance

HARSCO
Insight onsite.

- **The Company's executive pay was commensurate with performance:**
  - The Company's TSR for the 2008 – 2010 and 2009 – 2011 periods was well below the median of our peer group*; HOWEVER
  - The realizable pay positioning of the Company's then-CEO for the two corresponding periods was likewise well below the median of our peer group, demonstrating a strong alignment between the Company's real pay and TSR performance



Low Pay (-)
High Performance (+)
High Pay (+)
High Performance (+)
HSC 2009 - 2011
HSC 2008 - 2010
Low Pay (-)
Low Performance (-)
High Pay (+)
Low Performance (-)
3-Year TSR Rank
3-Year Realizable CEO Pay Rank
Peer Group Companies:
Harsco 2008 - 2010
Harsco 2009 - 2011
Companies within "fairway" designation exhibit a strong pay-for-performance alignment (60% of Peer Group Companies)

*For each peer group company, CEO realizable pay and TSR performance reflects a three-year period ending with the most recent year of proxy disclosure.

Alignment of 2011 Annual Incentive Pay and Performance

HARSCO
Insight onsite.

- **Annual Incentive Program ("AIP"):**
  - **The Company's AIP is based on aggressive Economic Value Added, or EVA, targets established with input by an independent third-party compensation advisor, which prevents the Company from setting "softball" targets that are too easy to achieve;**
  - **Achievement of less than 100% of the pre-established EVA target in a calendar year results in a limited payout or no payout of annual cash incentives for that calendar year; and**
  - **The table below shows actual EVA performance since 2007 on an overall Company basis. While operational performance has lagged since the financial crisis, payouts for officers have commensurately been reduced in line with that performance - a result intended by the design of the AIP:**

Calendar Year	EVA Performance	Bonus Payout for Corporate-Level Officers
2007	193%	193% of Target
2008	19%	19% of Target
2009	0%	0% of Target
2010	15%	15% of Target
2011	84%	84% of Target

Alignment of 2011 Long-Term Incentive Pay and Performance

				Actual Payout
2005	2006	2007	Paid Jan '08	100%
2006	2007	2008	Paid Jan '09	100%
2007	2008	2009	Payable Jan '10	0%
2008	2009	2010	Payable Jan '11	0%
2009	2010	2011	Payable Jan '12	0%
2010	2011		Paid Jan '12	7%
2010	2011	2012	Payable Jan '13	To be determined
2011	2012	2013	Payable Jan '14	To be determined

- **As operational performance has lagged since the financial crisis, payouts for LTIP awards have been commensurately reduced in line with that performance. The Company believes these results demonstrate the clear linkage between pay and performance for the LTIP program.**

Guaranteed Bonus Amount Less Than Earned Performance-Based Bonus Amount

HARSCO
Insight onsite.

- **Although a portion of Mr. Harrington's bonus for 2011 was guaranteed, we disagree with Glass Lewis that this was a "major disservice" to shareholders:**
  - A short period in which bonuses are guaranteed is common when talented executives are recruited from outside of the Company. Mr. Harrington started with Harsco in July 2010. The guarantee of one-half of target annual incentive in 2011 was a reasonable way to implement the common practice of guaranteeing one year of bonus (he received a bonus for his one-half year of service in 2010 as well)
  - **In fact, Mr. Harrington's 2011 annual incentive opportunity was tied to performance, which compensated for performance well beyond the level that would have paid the amount of guaranteed bonus. Since Mr. Harrington delivered very good performance in 2011, he received the same level of bonus irrespective of the guarantee**
  - Thus, we secured the services of a talented executive on customary terms and in fact paid no more bonus in 2011 than was justified based on his very good performance. This is hardly a "major disservice" to shareholders

2011 One-Time Option Grants

HARSCO
Insight onsite.

- **The Committee chose to make time-based stock option grants to a limited group of executives in 2011 for incentive and retention purposes, not to replace prior unearned awards:**
  - The Committee felt it was critical to have management focus on driving stock price appreciation. In addition, the Committee saw the need for a cohesive leadership team, in order to turn around the performance of the Company. In order to achieve both of these goals and assure shareholders that they would attain value before any benefits were realized by management, the Committee selected stock options as the preferred method of reward
- **The Committee views these option grants as linked to performance because officers will realize pay for these awards only if the officers help increase Company stock value and total shareholder return above then-current levels, which benefits both stockholders and those officers**

We Urge You to Vote "FOR" The Advisory Vote to Approve Named Executive Officer Compensation and "FOR" The Election of All Directors

HARSCO
Insight onsite.

- **Glass Lewis's Analysis is inaccurate: it is clear that our former CEO's compensation over the past several years has been closely aligned with performance**
- **Our Compensation Committee is actively involved in managing pay-for-performance and has restricted compensation while supporting the steps management has taken to improve the performance of the Company**
- **Harsco continues to take bold steps to improve its performance:**
  - The Company has undertaken significant restructuring programs in both our Infrastructure and Metals & Minerals segments over the past 24 months
- **Retaining our key executives is essential to our executing our plans to improve our performance**